EXHIBIT 10.14

This Amendment was prepared

by and when recorded should

be mailed to:

Erika K. Del Duca, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Space above this line for recorder’s use

AMENDMENT OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY

AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS AMENDMENT OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 19th day of May, 2006 by WINCUP HOLDINGS, INC., a Delaware corporation, having an office at c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, Pennsylvania 19087 (the “Mortgagor”), and TENNENBAUM CAPITAL PARTNERS, LLC, having an office at 2951 28th Street, Suite 1000, Santa Monica, California 90405, in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Mortgagee”).

WITNESSETH

WHEREAS, reference is made to the Credit Agreement dated as of December 1, 2005 (the “Original Credit Agreement”) among Radnor Holdings Corporation, as borrower (the “Company”), the Mortgagor, as one of several guarantors, the other Guarantors, the Lenders and the Mortgagee, as agent and collateral agent;

WHEREAS, as security for the promises, terms, conditions, agreements and obligations imposed on the Mortgagor under the Original Credit Agreement and the Other Documents, the Mortgagor executed and delivered to the Mortgagee a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 1, 2005 and recorded on December 21, 2005 in Book 11203, Page 391 with the Office of the County Clerk in Middlesex County of the State of New Jersey (the “Existing Mortgage”), which covers the real property described in Exhibit A attached hereto; and

Metuchen, New Jersey

WHEREAS, pursuant to the terms of that certain Amendment No. 1 dated as of April 4, 2006 (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Amendment No. 1”) among the Company, the Mortgagor, as one of several guarantors, the Guarantors, the Lenders and the Mortgagee, the parties have agreed to amend the Original Credit Agreement to authorize the issuance of additional loans in the amount of Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) (the “Tranche C Loans”), increasing the aggregate principal amount of Indebtedness from Ninety Five Million Dollars ($95,000,000) to One Hundred Eighteen Million Five Hundred Thousand Dollars ($118,500,000); and

WHEREAS, the Mortgagor and the Mortgagee desire to amend, extend and modify the Existing Mortgage, and the liens created thereby, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Mortgage shall be hereby amended and modified as follows:

Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Mortgage, as amended by this Amendment, or if not defined therein, in the Original Credit Agreement, as amended by Amendment No. 1. Each reference in the Existing Mortgage to “this Mortgage” shall be deemed to be a reference to the Existing Mortgage, as amended by this Amendment.

Section 2. Modification. The Existing Mortgage is hereby amended as follows:

(a) The first WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), ninety two million six hundred thousand dollars ($92,600,000) aggregate principal amount of Tranche A Loans (the “Tranche A Loans”), two million four hundred thousand dollars ($2,400,000) aggregate principal amount of Tranche B Loans (the “Tranche B Loans”) and twenty three million five hundred thousand dollars ($23,500,000) aggregate principal amount of Tranche C Loans (the “Tranche C Loans”) (the Tranche A Loans, Tranche B Loans and Tranche C Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding one hundred eighteen million five hundred thousand dollars ($118,500,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A Notes”), the Tranche B Notes executed by the Company (the “Tranche B Notes”) and the Tranche C Notes executed by the Company (the “Tranche C Notes”) pursuant to the Credit Agreement, dated December 1, 2005, between the Company, the Company’s subsidiaries that provide guarantees under the

Metuchen, New Jersey

Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent, as amended by Amendment No. 1, dated as of April 4, 2006 (as amended, the “Credit Agreement”);”;

(b) The second WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company, the Guarantors, and Mortgagee, as collateral agent, have entered into that certain Tranche A Security Agreement dated as of December 1, 2005 pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein, as amended by that certain Amendment No. 1 To Tranche A Security Agreement dated as of April 4, 2006 (as amended, the “Tranche A Security Agreement”);”;

(c) The fourth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes and the Tranche C Notes (the “Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Mortgagee or any of the Tranche A Lenders and the Tranche C Lenders (as those terms are defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as defined below);”;

(d) The fifth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, Mortgagee, the Tranche A Lenders and the Tranche C Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Mortgagor execute and deliver this Mortgage in favor of Mortgagee; and”;

(e) The first paragraph of the Granting Clauses is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“NOW, THEREFORE, to secure to Mortgagee (i) the payment or performance and discharge of all sums due under this Mortgage; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any,

Metuchen, New Jersey

and interest on, the Tranche B Loans and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Mortgagor, the Company, or the other Guarantors to [Mortgagee,] Tranche A Lenders or Tranche C Lenders of whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans and the Tranche C Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Mortgagor has warranted, mortgaged, granted, conveyed, assigned, remised and released and by these presents DOES HEREBY WARRANT, MORTGAGE, GRANT, CONVEY, ASSIGN, REMISE AND RELEASE TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER, AND HEREBY GRANTS A CONTINUING SECURITY INTEREST TO MORTGAGEE IN all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”):”;

(f) The references in the fourth grammatical paragraph on page 4 of the Existing Mortgage (i.e., the paragraph beginning with the words “The present principal amount of the Liabilities”) to “$92,600,000” are hereby deleted and “$116,100,000” is substituted therefor;

(g) Section 1 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“FUTURE ADVANCES; PROTECTION OF PROPERTY. The parties intend that this Mortgage shall secure any additional loans as well as any and all present or future advances and re-advances under the Credit Agreement or any other Liabilities made by Mortgagee, any Tranche A Lender or any Tranche C Lender to or for the benefit of Mortgagor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Other Documents or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in

Metuchen, New Jersey

connection with the Liabilities. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable, such interest to be calculated from the date of such advance to the date of repayment thereof.”;

(h) Section 8.3 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.”;

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it being the intent of this Amendment that the obligations of the Mortgagor under the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Mortgage as fully as if such obligations had been incurred under the Original Credit Agreement as originally in effect.

Section 3. Confirmation and Restatement. The Mortgagor, in order to continue to secure the payment of the Liabilities, hereby confirms and restates (a) the grant of a mortgage pursuant to the Existing Mortgage to the Mortgagee with respect to the Property and (b) the grant pursuant to the Existing Mortgage of a security interest in the Service Equipment. Nothing contained in this Amendment shall be construed as (a) a novation of the Liabilities or (b) a release or waiver of all or any portion of the grant of a mortgage to the Mortgagee with respect to the Property or the grant to the Mortgagee of a security interest in the Service Equipment pursuant to the Existing Mortgage.

Section 4. Representations and Warranties. The Mortgagor hereby represents and warrants that the representations and warranties made by it in the Existing Mortgage are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof.

Section 5. Covenants. The Mortgagor hereby covenants and agrees to perform each and every duty and obligation of the Mortgagor contained in the Existing Mortgage as amended by this Amendment.

Section 6. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor. Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signature Page Follows]

Metuchen, New Jersey

IN WITNESS WHEREOF, this Amendment has been duly executed by the Mortgagor as of the day and year first above written.

MORTGAGOR:

WINCUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

AGREED TO AND ACCEPTED:

TENNENBAUM CAPITAL PARTNERS, LLC, as collateral agent for the Lenders

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

Metuchen, New Jersey

[Mortgagor]

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS.
COUNTY OF PHILADELPHIA	)

I CERTIFY that Michael T. Kennedy, the President of WINCUP HOLDINGS, INC., a Delaware corporation, personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he/she was authorized to execute the same as the act of said corporation.

GIVEN under my hand and official seal this 16th day of May, 2006.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

Metuchen, New Jersey

[Mortgagee]

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

I CERTIFY that José Feliciano, the Partner of Tennenbaum Capital Partners, LLC, a limited liability company, as collateral agent, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that he/she was authorized to execute the same on behalf of said limited liability company in such capacity.

GIVEN under my hand and official seal this 18th day of May, 2006.

/s/ Leng Ky Vuong
Notary Public

Commission expires June 29, 2007.	Leng Ky Vuong
Comm. # 1427303
Notary Public – California
Los Angeles County
Comm. Exp. June 29, 2007

Metuchen, New Jersey

Exhibit A

Legal Description

That certain real property located at 190 Liberty Street, in the Borough of Metuchen, County of Middlesex, State of New Jersey 08840, more particularly described as

BEGINNING at a point marked by an iron pin found in the westerly line of lands N/F Consolidated Rail Corporation, said point being distant South 33 degrees 46 minutes 00 seconds East, 397.08 feet from the point of the intersection of said westerly line of land N/F Consolidated Rail Corporation with the southerly right of way line of Forrest Street, variable width, and from said beginning point running, thence:

(1)	Along the said westerly line of land N/F Consolidated Rail Corporation South 33 degrees 46 minutes 00 seconds East, 1682.30 feet to a point corner to lands N/F Gulton, Inc.; thence

(2)	Along a northerly line of said lands, North 84 degrees 00 minutes 00 seconds West, 355.55 feet to a point; thence

(3)	Along easterly line of said lands of Gulton, Inc. North 34 degrees 13 minutes 00 seconds West 887.00 feet to a point; thence

(4)	Still along an easterly line of said lands of Gulton, Inc., and continuing along the easterly line of lands N/F Bren Realty, Inc. and lands N/F Handi-Kup, passing over a monument found at the common corner of lands N/F Gulton, Inc. and land N/F Bren Realty, Inc., North 07 degrees 30 minutes 00 seconds West 633.30 feet to the point and place of beginning.

Being known and designated as Lot 8 in Block 37 on a map entitled “Revised Map of Metuchen Industrial Park,” said map having been filed in the Office of the County Clerk of Middlesex County on December 4, 1967 and designated as Map No. 3140 File No. 955.

Together with rights of ingress and egress over a 50 foot wide right of way traversing Lot 9, Block 37 as depicted on the aforementioned “Revised Map of Metuchen Industrial Park” to the public thoroughfare known as Forrest Street, which 50 foot right of way is also described as follows:

Beginning at a point by a pin found in the southerly right of way line of Forrest Street, variable width, said point being distant North 87 degrees 52 minutes 00 seconds West, 76.91 feet as measured along said right of way line from the intersection of the said southerly right of way line of Forrest Street with the westerly line of lands N/F Consolidated Rail Corporation and from said beginning point running, thence

(1)	Along lands N/F Handi-Kup, Tax Lot 9 in Block 37 the following three (3) courses: Along a curve bearing to the right in a southerly direction having a radius of 1146.28 feet, an arc length of 186.98 feet to a point; thence

(2)	South 88 degrees 20 minutes 00 seconds East, 70.00 feet to a point in the westerly line of lands N/F Consolidated Rail Corporation; thence

(3)	Along said lands South 33 degrees 46 minutes 00 seconds East, 214.90 feet to a point corner to lands described above; thence

Metuchen, New Jersey

(4)	Along the westerly line of said lands, South 7 degrees 30 minutes 00 seconds East, 112.98 feet to a point; thence

(5)	Through the aforementioned land N/F Handi-Kup the following three (3) courses: North 33 degrees, 46 minutes, 00 seconds West, 290.42 feet to a point; thence

(6)	North 88 degrees, 20 minutes 00 seconds West 72.11 feet to a point; thence

(7)	Along a curve bearing to the left in a northerly direction, having a radius of 1096.28 feet, an arc length of 252.35 feet, to a point in the aforementioned southerly right of way line of Forrest Street; thence

(8)	Along the said right of way line South 87 degrees 52 minutes 00 seconds East, 68.80 feet to the point and place of beginning.

Metuchen, New Jersey